Exhibit (10) H (3)

Name of Employee: «FIRSTNAME» «LASTNAME»	No. of Shares: «ISO»

PEAPACK-GLADSTONE FINANCIAL CORPORATION

RESTRICTED STOCK AWARD AGREEMENT (“AGREEMENT”)

PEAPACK-GLADSTONE FINANCIAL CORPORATION, a New Jersey corporation (“Company”), this __ day of ________, ____ (“Award Date”) hereby grants to «FIRSTNAME» «LASTNAME» (“Employee”), an employee of the Company or a subsidiary thereof, pursuant to the Company’s 2012 Long-Term Stock Incentive Plan (“Plan”), shares of the Common Stock, no par value, of the Company subject to the restrictions set forth herein (“Restricted Stock”) in the amount and on the terms and conditions hereinafter set forth.

1.	Incorporation by Reference of Plan. The provisions of the Plan, a copy of which is being furnished herewith to the Employee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

2.	Award of Restricted Stock; Escrow. The Company hereby awards the Employee [______] shares of Restricted Stock (“Shares”). The Shares shall be placed in escrow with the Escrow Agent selected by the Committee until all the restrictions (“Restrictions”) specifically set forth in this Agreement and in Section 8 of the Plan with respect to the Shares shall expire or be cancelled and all required tax withholding obligations are satisfied, at which time the Shares shall be released from escrow and the Company shall issue to the Employee a stock certificate with respect to such Shares, free of all Restrictions. Restricted Stock shall have all dividend and voting rights as set forth in Section 8 of the Plan. However, cash dividends paid on the Restricted Stock shall be deferred and held by the Escrow Agent until the Restrictions with respect to the Shares upon which such dividends were paid, expire or are cancelled, at which time the Company shall deliver to the Employee such dividends, with interest, if any. If the Employee forfeits any Shares awarded hereunder, such Shares and any cash dividends with respect thereto, with interest, if any, shall automatically revert to the Company (without any payment by the Company to the Employee) and shall no longer be held in escrow for the Employee.

3.	Restrictions (a) Vesting. The Shares and related cash dividends shall not be delivered to the Employee and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Employee until such Shares have vested in the Employee in accordance with the following schedules:

(1)	Time-Based Restricted Stock. 50% of the Shares awarded pursuant to this Agreement shall vest as follows:

Percentage of Shares Vesting	Date of Vesting
20%	1 yr. after Award Date
40%	2 yrs after Award Date
60%	3 yrs after Award Date
80%	4 yrs after Award Date
100%	5 yrs after Award Date

(2)	Performance-Based Restricted Stock. 50% of the Shares awarded pursuant to this Agreement shall vest in full upon certification by the Committee that High Performance has been achieved. “High Performance” means, with respect to any calendar year during the Performance Period, that at least four of the following five performance goals have been achieved as of year-end with respect to such calendar year, in each case based on the Company’s audited financial statements:

(i)	Return on Average Total Assets of X% or greater;
(ii)	Return on Average Common Equity of XX% or greater;
(iii)	Revenue growth of XX% or greater;
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(iv)	Earnings per Share growth of XX% or greater;
(v)	Non-Performing Asset to Total Asset Ratio of less than X%.

If High Performance is not achieved during the Performance Period, this Performance-Based Restricted Stock (and any related dividends and interest) shall be forfeited and automatically transferred to the Company upon the Committee’s certification that High Performance has not been achieved. The Committee’s certification of performance results shall occur no later than March 31st following the end of the year for which performance is measured. “Performance Period” means the period commencing on January 1, 2015 and ending on December 31, 2017.

(b)  Forfeiture. Shares not yet vested (and any related dividends and interest) shall be forfeited and automatically transferred to the Company upon the Employee’s ceasing to be employed by the Company and its subsidiaries for any reason other than death, Disability, Retirement or a Change in Control. In addition to the foregoing, Performance-Based Restricted Stock shall be forfeited if High Performance is not achieved during the Performance Period in accordance with Section 3(a)(2) above.

Upon termination of employment by reason of death, Disability or Retirement, or upon a Change in Control, all restrictions upon the Shares shall thereupon immediately lapse, except that with respect to Performance-Based Restricted Stock, the Shares will not vest or be forfeited upon Retirement. Instead, following Retirement, the Performance-Based Restricted Stock will remain outstanding until it either vests or is forfeited in accordance with the terms set forth in Section 3(a)(2) above.

The Plan defines Retirement as follows:

“Retirement” means the retirement from active employment of an employee or officer, but only if such person meets all of the following requirements: (i) he has a minimum combined total of years of service to the Company or any Subsidiary (excluding service to any acquired company) and age equal to eighty (80), (ii) he is age sixty-two (62) or older, and (iii) he provides six (6) months prior written notice to the Company of the retirement.

If the Employee retires but fails to meet such conditions, he or she shall not be deemed to be within the definition of Retirement for any purpose under the Plan and this Agreement.

4.	Registration. If Shares are issued in a transaction exempt from registration under the Securities Act of 1933, as amended, then, if deemed necessary by Company’s counsel, as a condition to the Company issuing certificates representing the Shares, the Employee shall represent in writing to the Company that he or she is acquiring the Shares for investment purposes only and not with a view to distribution or resale, and the certificates representing the Shares shall bear the following legend:

“These shares have not been registered under the Securities Act of 1933, as amended. No transfer of the shares may be effected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Securities Act of 1933 and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”

5.	Acceptance of Provisions. The execution of this Agreement by the Employee shall constitute the Employee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.

6.	Notices. All notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (a) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (b) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary, at its then principal office and to the Employee at his or her last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder. Notice may also be provided to the Secretary of the Company or to the Employee by facsimile or electronic mail, and any such communication shall be deemed to be effective upon receipt, provided confirmation of transmission is electronically generated and kept on file by the sending party.

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7.	Taxes. The Employee generally will be subject to tax at ordinary income rates on the fair market value of the Shares and accrued dividends at the time they vest. However, if the Employee elects, under Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code”), within thirty (30) days of the Award Date, he or she will be subject to tax at ordinary income rates on the fair market value of the Shares on the Award Date (determined without regard to the Restrictions). The foregoing statement of tax consequences is intended only as a generalized statement of current Federal tax law (as in existence on the date of this Agreement) and the Employee should consult his or her tax consultant to determine the specific tax consequences of this award from time to time. The Employee shall notify the Company immediately when making an election under Section 83(b), or any successor section, of the Code. In accordance with Section 16(b) of the Plan, the Company will have the power to withhold, or require the Employee to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to the vesting of the Restricted Stock, and delivery of the Shares shall not occur until such requirements are satisfied. If requested by the Grantee in advance, the Committee shall cancel Shares to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares as payment for the Grantee’s aggregate required tax withholding for the vesting of any Shares. A sample form to be used in making this request is attached.

8.	Recoupment Policy. The Employee agrees that the Shares will be subject to any compensation clawback or recoupment policies of the Company that may be applicable to Employee, as in effect from time to time and as approved by the Board or a duly authorized committee thereof, whether or not approved before or after the Award Date.

9.	Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PEAPACK-GLADSTONE	EMPLOYEE
FINANCIAL CORPORATION

By:	By:
Signature of Employee

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**THIS FORM MUST BE SUBMITTED IN ADVANCE OF VESTING AND

MAY ONLY BE SUBMITTED WHEN NO BLACKOUT PERIOD IS IN EFFECT.**

Peapack-Gladstone Financial Corporation

Tax Withholding Election Form

The undersigned has received, pursuant to the Company’s 2012 Long-Term Incentive Plan (the “Plan”), shares of the Common Stock, no par value, of the Company (“Restricted Stock”) subject to the restrictions set forth in a Restricted Stock Award Agreement (the “Agreement”) dated _________. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Plan.

With respect to the satisfaction of any and all withholding tax obligations that may arise upon the vesting of the Restricted Stock and pursuant to Section 7 (Taxes) of the Agreement, the undersigned hereby voluntarily elects (please choose one and initial on the space provided):

____	(i)

to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover the undersigned’s withholding tax obligations in connection with the vesting of the Restricted Stock subject to the Agreement, with the number of withheld shares determined based on the fair market value as of the date preceding the vesting date.

____	(ii)	to withdraw the voluntary election dated _________ in connection with the vesting of the Restricted Stock subject to the Agreement.

The undersigned understands that the Company may defer issuance and delivery of Common Stock until all tax withholding requirements are satisfied.

The vesting of the Restricted Stock subject to the Agreement may at times occur during a blackout period. In such an event, you would be unable to elect to have shares of Common Stock withheld to cover withholding tax obligations. Thus, consistent with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, where item (i) above is checked, this Tax Withholding Election Form serves as your authorization to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover the undersigned’s withholding tax obligations in connection with the vesting of the Restricted Stock subject to the Agreement.

By executing this Tax Withholding Election Form, the undersigned represents and warrants that as of the date hereof he/she is not aware of any material nonpublic information with respect to the Company or any of its securities.

[NAME]

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